UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2011

Dot Hill Systems Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-13317	13-3460176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1351 S. Sunset Street, Longmont, CO		80501
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 845-3200

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Dot Hill Systems Corp. (the “Company”) was held on May 2, 2011, and the matters voted upon at the annual meeting and the results of the votes were as follows:

(a) The nominees named below were elected to serve as members of the Board of Directors of the Company until the next annual meeting of stockholders and until their successors are duly elected and qualified, and the voting results were as follows:

Nominee	Votes For	Withheld	Broker Non-Votes
Dana W. Kammersgard	21,727,175	1,490,093	25,696,224
Richard Mejia, Jr.	18,651,939	4,565,329	25,696,224

(b) Proposal to approve an amendment to the Company’s 2009 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 8,000,000 shares. This proposal was approved, with the votes thereon at the annual meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Vote
16,762,586	6,379,685	74,997	25,696,224

(c) Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 21, 2011. This proposal was approved, with the votes thereon at the annual meeting as follows:

Final Voting Results
For	Against	Abstain	Broker Non-Vote
21,460,823	1,372,312	384,133	25,696,224

(d) To vote, on an advisory basis, for the preferred frequency of an advisory vote on the compensation of the Company’s named executive officers (the “Frequency Proposal”). The votes thereon at the annual meeting were as follows:

Final Voting Results
1 Years	2 Years	3 Years	Abstain
13,010,137	321,214	9,765,276	120,641

Based on the voting results on the Frequency Proposal and the Board of Directors’ consideration of the appropriate voting frequency for the Company at this time, on May 2, 2011, the Company’s Board of Directors resolved that the Company will hold an advisory vote on the compensation of the Company’s named executive officers every year.

(e) The appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011 was ratified, and the voting results were as follows:

Final Voting Results
For	Against	Abstain
43,416,425	5,273,636	223,431

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOT HILL SYSTEMS CORP.

By:	/s/ Hanif I. Jamal
Hanif I. Jamal Senior Vice President, Chief Financial Officer
and Secretary

Date: May 6, 2011